Exhibit 99.2
E N V I V A I N C . Cleansing Materials March 13, 2024

FORWARD-LOOKING STATEMENTS Cautionary Note Concerning Forward-Looking Statements The information included herein and in any oral statements made in connection herewith include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of present or historical fact included herein are forward-looking statements. When used herein, including any oral statements made in connection herewith, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” the negative of such terms, and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Except as otherwise required by applicable law, Enviva disclaims any duty to revise or update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date hereof. Enviva cautions you that these forward-looking statements are subject to risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of Enviva. These risks include, but are not limited to (i) risks and uncertainties regarding: our ability to successfully complete a restructuring under Chapter 11; (ii) potential adverse effects of the Chapter 11 proceedings on our liquidity and results of operations (including the availability of operating capital during the pendency of Chapter 11 proceedings); (iii) our ability to obtain timely approval by the Court with respect to the motions filed in the Chapter 11 proceedings; (iv) objections to our restructuring process, debtor-in-possession financing, or other pleadings filed that could protract the Chapter 11 proceedings; (v) employee attrition and our ability to retain senior management and other key personnel due to distractions and uncertainties associated with the Chapter 11 proceedings, including our ability to provide adequate compensation and benefits during the Chapter 11 cases; (vi) our ability to maintain relationships with vendors, customers, employees, and other third parties and regulatory authorities as a result of the Chapter 11 proceedings; (vii) the debtor-in-possession financing and other financing arrangements; (viii) the effects of the bankruptcy petitions on the Company and on the interests of various constituents, including our stockholders; (ix) the length of time that we will operate under Chapter 11 protection and the continued availability of operating capital during the pendency of the proceedings; (x) risks associated with third party motions in the Chapter 11 proceedings, which may interfere with our ability to consummate a restructuring; (xi) our consummation of a restructuring; (xii) increased administrative and legal costs related to the Chapter 11 process and other litigation and inherent risks involved in a bankruptcy process; (xiii) the Company’s ability to continue funding operations through the Chapter 11 bankruptcy process;(xiv) our ability to continue as a going concern; (xv) our ability to successfully execute cost-reduction and productivity initiatives on the anticipated timeline or at all; (xvi) the outcome and timing of our comprehensive review; (xvii) the volume and quality of products that we are able to produce or source and sell, which could be adversely affected by, among other things, operating or technical difficulties at our wood pellet production plants or deep-water marine terminals; (xviii) the prices at which we are able to sell our products, including changes in spot prices; (xix) our ability to capitalize on higher spot prices and contract flexibility in the future, which is subject to fluctuations in pricing and demand; (xx) impairment of goodwill, intangible assets, and other long-lived assets; (xxi) failure of our customers, vendors, and shipping partners to pay or perform their contractual obligations to us; (xxii) our inability to successfully execute our project development, capacity expansion, and new facility construction activities on time and within budget; (xxiii) the creditworthiness of our contract counterparties; (xxiv) the amount of low-cost wood fiber that we are able to procure and process, which could be adversely affected by, among other things, disruptions in supply or operating or financial difficulties suffered by our suppliers; (xxv) changes in the price and availability of natural gas, coal, diesel, oil, gasoline, or other sources of energy; (xxvi) changes in prevailing domestic and global economic, political, and market conditions, including the imposition of tariffs or trade or other economic sanctions, political instability or armed conflict, rising inflation levels and government efforts to reduce inflation, or a prolonged recession; (xxvii) inclement or hazardous environmental conditions, including extreme precipitation, temperatures, and flooding; (xxviii) fires, explosions, or other accidents; (xxix) changes in domestic and foreign laws and regulations (or the interpretation thereof) related to renewable or low-carbon energy, the forestry products industry, the international shipping industry, or power, heat, or combined heat and power generators; (xxx) changes in domestic and foreign tax laws and regulations affecting the taxation of our business, and investors; (xxxi) changes in the regulatory treatment of biomass in core and emerging markets; (xxxii) our inability to acquire or maintain necessary permits or rights for our production, transportation, or terminaling operations; (xxxiii) changes in the price and availability of transportation; (xxxiv) changes in foreign currency exchange or interest rates and the failure of our hedging arrangements to effectively reduce our exposure to related risks; (xxxv) risks related to our indebtedness, including the levels, and maturity date of such indebtedness; (xxxvi) our failure to maintain effective quality control systems at our wood pellet production plants and deep-water marine terminals, which could lead to the rejection of our products by our customers; (xxxvii) changes in the quality specifications for our products required by our customers; (xxxviii) labor disputes, unionization, or similar collective actions; (xxxix) our inability to hire, train, or retain qualified personnel to manage and operate our business; (xl) the possibility of cyber and malware attacks; (xl) our inability to borrow funds and access capital markets; (xli) viral contagions or pandemic diseases; (xlii) changes to our leadership and management team; (xliii) potential liability resulting from pending or future litigation, investigations, or claims; and (xliv) governmental actions and actions by other third parties that are beyond control. Should one or more of the risks or uncertainties described herein and in any oral statements made in connection therewith occur, or should underlying assumptions prove incorrect, actual results and plans could different materially from those expressed in any forward-looking statements. Moreover, projections of the Company are subject to the risks and uncertainties described herein and Enviva cautions you to not rely on such projections. Additional information concerning these and other factors that may impact Enviva’s expectations and projections can be found in Enviva’s periodic filings with the SEC. Enviva’s SEC filings are available publicly on the SEC’s website at www.sec.gov This presentation includes certain non-GAAP financial measures as defined under SEC Regulation G. Our adjusted EBITDA estimates for 2024-2028 are based on internal financial analysis and such estimates are based on numerous assumptions and are inherently uncertain and subject to significant business, economic, financial, regulatory, and competitive risks that could cause actual results and amounts to differ materially from such estimates. Reconciliations of non-GAAP projections are included on page 10. 2

We are a growing renewable energy company We produce and sell wood pellets under long-term, take-or-pay contracts We are making investments in infrastructure projects that are expected to result in future cash flow growth World’s largest industrial-grade wood pellet producer(1) , with ~6% year-over-year production increase (3Q23 vs 3Q22) 1 Building accretive large-scale plants that each have an expected 1.1MM MTPY production capacity 3 2 Long-term growth profile driven by new use cases, new customers, and new geographies in addition to growth in traditional European Union and Asian power and heat generation 3 Investing in plant productivity and cost improvements within our existing asset platform Adding ~20% production capacity with plant under construction in Epes, Alabama ENVIVA Focused on improving EVA profitability and strengthening our balance sheet See Supplemental Information for endnotes

HIGHLY CONFIDENTIAL / SUBJECT TO NON-DISCLOSURE AGREEMENT / SUBJECT TO FRE 408 AND EQUIVALENTS PLANT SITES UNDER CONTROL / ASSESSMENT TERMINALS OWNED OR LEASED PLANTS UNDER DEVELOPMENT / CONSTRUCTION PLANTS OWNED AND OPERATED EXISTING PELLET PRODUCTION PLANTS(2) 10 MTPY TOTAL TERMINALING CAPACITY(3) ~11M DEEP-WATER MARINE TERMINALS(2) 6 EXPECTED ANNUAL PRODUCTION (EXCLUDING EPES) ~5.0M (1) MISS. ALA. GA. FLA. S.C. N.C. VA. MD. STRATEGICALLY LOCATED ASSETS CHESAPEAKE CLUSTER Southampton VA (SOU) Ahoskie, NC (AHO) Northampton, NC (NOR) Port of Chesapeake, VA (CHE) WILMINGTON CLUSTER Hamlet, NC (HAM)(4) Sampson, NC (SAM) Greenwood, SC (GRE) Port of Wilmington, NC (WIL) SAVANNAH CLUSTER Waycross, GA (WAY) Port of Savannah, GA (SAV) Amory, MS (AMO) Port of Mobile, AL (MOB) Cottondale, FL (COT) Port of Panama City, FL (PAN) PASCAGOULA CLUSTER Lucedale, MS (LUC) Epes, AL (EPES) (under construction) Bond, MS (BOND) (under development) Port of Pascagoula, MS (PAS) UNENCUMBERED ASSET UNDER CREDIT AGREEMENT(5) See Supplemental Information for endnotes 4

Enviva's Operations

Forest



It all begins with sustainable wood biomass sourced mainly as residue from traditional sawtimber harvests in the U.S. Southeast, one of the world's most robust areas of forest growth and sustainable management[1]. These working forests provide one-fifth of the wood used worldwide each year[2].

Receiving



The low-value wood we buy comes primarily from family forest owners who manage their land in a manner that adheres to our strict sustainability standards, as set forth in our Responsible Sourcing Policy[3]. We track and trace this wood, and transport it to our facilities for processing.

Sizing



The forest-source biomass is milled into uniform chips for the dryer as well as to provide bark as a fuel source for the drying process.

Drying



The chips enter a biomass fueled dryer that reduces the natural moisture content of the wood. The dry fiber is then sent to hammermills to further reduce its size and refine the fiber for pelletizing.

Pelletizing



The dried wood fiber is extruded through a pellet press at high pressure. Naturally occurring lignin in the wood acts like an adhesive forming a protective layer around the pellet. No chemicals are used in the pellet manufacturing process.

Port Facilities



Our strategically located deep-water marine terminals receive pellets from multiple facilities to minimize transportation and to accumulate necessary volumes for bulk shipments.

Shipping



Our pellets are shipped in large drybulk cargo vessels. At every production point, pellets are inspected for quality to meet customer specifications and to ensure that our renewable wood pellets serve as a reliable source of energy that directly replaces fossil fuels.

See Supplemental Information for endnotes

5

E N V I V A I N C . Financial Update

7 Status Quo Financial Projections — Key Metrics and Assumptions Impact from Ongoing Customer Contract Renegotiations • Status Quo Financial Projections exclude any impact from the ongoing customer contract renegotiations(8),(9) • Based on the status of ongoing customer contract negotiations as of March 4, 2024 and management’s preliminary expectations of final results, the Company currently anticipates Gross Margin percent uplift could be in the range of approximately 2.2% - 3.7% in 2024, 3.7% - 7.2% in 2025, 4.7 - 9.5% in 2026 and 4.3% - 8.1% in 2027 and 2028(10) Plants • Epes - Assumes Epes production ramp-up begins in Q4’24(11) (expected annual production volume of ~1.1MM MT) • Production Volumes - Excluding Epes volumes, gains attributed to enhanced reliability, yielding more operational days, and new machinery, which boosts daily output • DAP Costs - Assumes ~$17/MT decrease from $164/MT in 2022 to $147/MT in 2025F, primarily due to efficiencies & fixed cost absorption partially offset by cost inflation; the Company achieved $152/MT in Q3’23, a ~$12/MT decrease from 2022 Revenue • Optimization - Assumes an additional revenue benefit from optimization equal to 2% of sales (based on normalized historical trends) Capex • Annual Maintenance Costs - ~$37M per year with an incremental amount for long-term upgrades (~$10M) every two years • Forecasted Growth Projects - (~$45M through 2026) critical to achieving plant initiatives assumed in the operational projections • Epes – Assumes gross capex of ~$250M for Epes facility in 2024-2026 period(11) Assumptions See Supplemental Information for endnotes 2024 2025 2026 2027 2028 KPIs Sold Volumes (kMT)(1)(2) 6,362 7,917 7,938 7,594 7,624 Costs ($/MT) DAP Costs $152 $147 $148 $150 $153 Port Costs 8 8 8 8 8 FOB Costs $160 $155 $156 $159 $161 Income Statement Net Revenue $1,397 $1,766 $1,777 $1,779 $1,821 (-) COGS (1,363) (1,673) (1,697) (1,660) (1,688) Gross Margin $34 $93 $81 $118 $133 Gross Margin (%) 2% 5% 5% 7% 7% (-) Corporate G&A (77) (57) (58) (59) (60) (-) D&A (Administrative) (11) (14) (14) (14) (13) (-) Restructuring Costs(3) (61) - - - - (+/-) Interest Expense (131) (131) (149) (148) (148) (-) Other Debt Expense - - - - - (-) Income Taxes (1) (1) (1) (1) (1) Net Profit/Loss ($246) ($110) ($141) ($104) ($90) Net Margin (%) -18% -6% -8% -6% -5% (=) Adjusted EBITDA(4) $110 $229 $225 $255 $263 Adjusted EBITDA Margin (%) 8% 13% 13% 14% 14% Cash Flow (+/-) Adjusted EBITDA $110 $229 $225 $255 $263 (+/-) Change in Working Capital 10 (46) 0 (6) (7) (-) Restructuring Costs (61) - - - - (+/-) Non-Cash / Other Adjustments 8 10 12 5 0 Total Cash Flow from Operations $67 $192 $237 $254 $257 (-) Total Capex(5)(6) (353) (65) (53) (53) (43) Free Cash Flow ($287) $128 $184 $201 $214 Memo: Beginning Cash (7) $176

Status Quo Financial Projections — DAP Costs and Assumptions

DAP Costs[1]



$152 / MT
$147 / MT
$148 / MT
$150 / MT
$153 / MT
$33
$29
$29
$30
$30
$21
$21
$21
$21
$22
$6
$5
$5
$5
$5
$17
$16
$16
$15
$15
$75
$77
$78
$79
$80
2024
2025
2026
2027
2028
Other Fixed Costs
Other Variable Costs
Indirect Costs
Energy
Wood

Assumptions

DAP Costs

- Assumes DAP Cost decreases primarily driven by plant Initiatives such as fiber mix changes, headcount cost savings and fixed cost absorption
- Assumes decline and subsequent trend in costs aided by market corrections in wood costs, increased fixed cost absorption, plant-level reliability initiatives (improve maintenance and monitoring program), productivity improvements (head count right-sizing, improved machinery performance), and overall cost improvements (real-time energy monitoring, evaluation of equipment leases)

Other Fixed Costs

- Assumes other fixed costs to decrease with production efficiencies stemming from capital improvement projects, performance improvement initiatives, and overall cost-management currently rolling out as well as a decrease in leased equipment related costs
- Other Fixed Costs are impacted by the startup of the Epes plant (2024). Lower production volume during the ramp period results in lower fixed costs absorption which drives Other Fixed Costs and total DAP Costs higher on a $/MT basis. Following the Epes ramp period in 2025, Other Fixed Costs are expected to decrease on a $/MT basis as the fixed costs are spread across greater production volumes

Other Variable Costs

- Includes cornstarch, consumables, lubrication, and to-port logistics
- Assumes certain other initiatives are expected to bring down spend on other costs

Energy

- Plant level initiatives focused on improving machine performance are expected to reduce energy costs over time on a $ / MT basis
- New capital additions expected to initially offset energy cost improvements due to increased energy consumption, expected to lead to more efficient production and hence lower costs on a $ / MT basis

Wood

- Fiber costs have come down since highs seen in 2022
- Forecast assumes a 1.8% annual increase[2]

Note: Excludes shipping costs (forecast on previous page assumes estimated 2024 European shipping costs of ~$24/MT, 2024 Asia shipping costs of ~$41/MT and total weighted average shipping costs of ~$30/MT).

See Supplemental Information for endnotes

8

9 Status Quo Financial Projections – Bridge to Adjusted EBITDA TBD 2024 2025 2026 2027 2028 Bridge to Adjusted EBITDA Net Profit/Loss(1)(2) ($246) ($110) ($141) ($104) ($90) (+) Restructuring Costs 61 - - - - (+) Depreciation and Amortization 163 207 216 210 204 (+) Interest Expense 131 131 149 148 148 (+) Income Taxes 1 1 1 1 1 Adjusted EBITDA(2) $110 $229 $225 $255 $263 (+) Preliminary Customer Renegotiations Impact(2) 40 107 135 142 156 (=) Adjusted EBITDA + Renegotiations Impact(2) $149 $335 $360 $397 $419 See Supplemental Information for endnotes

E N V I V A I N C . Appendix

DIP Budget—13 Week

Weekly Cash Flow ($ in thousands)

Week #	1	2	3	4	5	6	7	8	9	10	11	12	13	13-Week
Week Ended	**15-Mar**	**22-Mar**	**29-Mar**	**5-Apr**	**12-Apr**	**19-Apr**	**26-Apr**	**3-May**	**10-May**	**17-May**	**24-May**	**31-May**	**7-Jun**	**Total**
Operating Receipts	**$ 1,873**	**$ 8,161**	**$ 42,934**	**$ 11,756**	**$ 25,938**	**$ 30,351**	**$ 26,488**	**$ 13,908**	**$ 27,765**	**$ 15,427**	**$ 41,451**	**$ 24,363**	**$ 25,905**	**$ 296,321**
Operating Disbursements	(22,048)	(37,748)	(30,588)	(23,980)	(26,616)	(23,766)	(31,086)	(25,706)	(33,549)	(21,420)	(26,628)	(16,739)	(28,224)	(348,098)
Capital Expenditures	-	(10,753)	(13,648)	(7,741)	(22,462)	(8,198)	(5,656)	(9,206)	(12,020)	(6,812)	(7,839)	(4,281)	(5,636)	(114,249)
Restructuring Professionals	-	-	-	-	(1,153)	(3,534)	-	(7,665)	(2,655)	(100)	-	(10,800)	(1,978)	(27,884)
Debt Service	(15,967)	-	(12,517)	-	(1,717)	(455)	-	(1,112)	-	(2,758)	-	(614)	(266)	(35,405)
Total Disbursements	**(38,014)**	**(48,501)**	**(56,753)**	**(31,720)**	**(51,948)**	**(35,953)**	**(36,742)**	**(43,689)**	**(48,223)**	**(31,090)**	**(34,467)**	**(32,434)**	**(36,103)**	**(525,636)**
Net Cash Flow	**(36,141)**	**(40,340)**	**(13,819)**	**(19,965)**	**(26,010)**	**(5,602)**	**(10,253)**	**(29,781)**	**(20,458)**	**(15,663)**	**6,984**	**(8,070)**	**(10,198)**	**(229,315)**
Liquidity														
Beginning Debtor Cash	$ 24,324	$ 118,183	$ 77,843	$ 64,024	$ 44,059	$ 118,049	$ 112,448	$ 102,194	$ 72,414	$ 51,955	$ 136,293	$ 143,276	$ 135,206	$ 24,324
Net Cash Flow	(36,141)	(40,340)	(13,819)	(19,965)	(26,010)	(5,602)	(10,253)	(29,781)	(20,458)	(15,663)	6,984	(8,070)	(10,198)	(229,315)
DIP Draws	130,000	-	-	-	100,000	-	-	-	-	100,000	-	-	-	330,000
Ending Debtor Cash	**118,183**	**77,843**	**64,024**	**44,059**	**118,049**	**112,448**	**102,194**	**72,414**	**51,955**	**136,293**	**143,276**	**135,206**	**125,008**	**125,008**
DIP Availability	350,000	350,000	350,000	350,000	250,000	250,000	250,000	250,000	250,000	150,000	150,000	150,000	150,000	150,000

enviva

11

DIP Budget—Monthly

Monthly Cash Flow ($ in thousands)									
Month #	**1**	**2**	**3**	**4**	**5**	**6**	**7**	**8**	**Case**
Month Ended	**31-Mar**	**30-Apr**	**31-May**	**30-Jun**	**31-Jul**	**31-Aug**	**30-Sep**	**31-Oct**	**Total**
Operating Receipts	**$ 52,968**	**$ 94,533**	**$ 122,915**	**$ 93,691**	**$ 139,095**	**$ 83,411**	**$ 105,777**	**$ 31,430**	**$ 723,818**
Operating Disbursements	(90,384)	(105,448)	(124,042)	(93,849)	(124,500)	(91,564)	(97,215)	(24,123)	(751,124)
Capital Expenditures	(24,401)	(44,056)	(40,157)	(23,673)	(21,324)	(16,104)	(19,162)	(2,482)	(191,358)
Restructuring Professionals	-	(4,686)	(21,220)	(5,115)	(20,770)	(18,493)	(4,467)	(33,699)	(108,451)
Debt Service	(28,483)	(2,172)	(4,484)	(25,724)	(4,314)	(5,178)	(26,827)	(2,697)	(99,880)
Total Disbursements	**(143,268)**	**(156,362)**	**(189,903)**	**(148,360)**	**(170,908)**	**(131,339)**	**(147,670)**	**(63,001)**	**(1,150,813)**
Net Cash Flow	**(90,300)**	**(61,829)**	**(66,988)**	**(54,670)**	**(31,814)**	**(47,928)**	**(41,893)**	**(31,572)**	**$ (426,994)**
Liquidity									
Beginning Debtor Cash	$ 24,324	$ 64,024	$ 102,194	$ 135,206	$ 80,536	$ 148,723	$ 100,795	$ 58,901	$ 24,324
Net Cash Flow	(90,300)	(61,829)	(66,988)	(54,670)	(31,814)	(47,928)	(41,893)	(31,572)	(426,994)
DIP Draws	130,000	100,000	100,000	-	100,000	-	-	50,000	480,000
Ending Debtor Cash	**64,024**	**102,194**	**135,206**	**80,536**	**148,723**	**100,795**	**58,901**	**77,330**	**77,330**
DIP Availability	350,000	250,000	150,000	150,000	50,000	50,000	50,000	-	

enviva

12

Page 4 1. World’s largest industrial-grade wood pellet producer is based upon expected annual production (excluding Epes). Page 5 1. Plants that are unencumbered under the Credit Agreement account for approximately 28% of actual and forecasted FY’23 production volume as of September 30, 2023. 2. Owned plants and marine terminal (excluding Epes and Bond plants currently under development) had an aggregate net book value of approximately $1.4 billion as of September 30, 2023. The plants and marine terminal that are unencumbered under the Credit Agreement accounted for approximately 29% of the aggregate net book value as of September 30, 2023. 3. The marine terminal that is unencumbered under the Credit Agreement accounts for approximately 28% of total terminaling capacity. 4. The Hamlet Plant is owned by a JV between Enviva, LP and a third party (the "Hamlet JV Partner"). Both Enviva, LP and the JV are party to an intercompany revolver pursuant to which the JV owes Enviva, LP approximately $44 million, as of March 11, 2024. Production from the Hamlet Plant is currently fully contracted to a single customer (the "Hamlet Customer"), with the obligations of the JV under such contract (the “FSA”) guaranteed by both Enviva Holdings, LP and the Hamlet JV Partner (the “Guarantors”). Revenues in respect of the FSA have been affected by the Hamlet Customer’s operational delays and restructuring. Under certain circumstances, including bankruptcy of a Guarantor, the Hamlet Customer may terminate the FSA. In the event of termination, the FSA provides for the payment of a termination fee by the defaulting party, if any. Such payment shall be calculated in good faith by the non-defaulting party based on losses and/or costs incurred or that would be incurred under then-prevailing circumstances in replacing the FSA within a three-month period after the termination date, or in providing the non-defaulting party with the economic equivalent of the FSA. The Hamlet Customer has entered into a standstill agreement with respect to any termination rights in connection with a restructuring or bankruptcy event involving Enviva. 5. Certain of the assets that are unencumbered under the Credit Agreement are subject to other liens or restrictions. Page 6 1. Based on Forestry Production and Trade data from the UN FAO: https://www.fao.org/faostat/en/#data/FO. 2. See FAOSTAT, Food & Agric. Org. of the United Nations, https://www.fao.org/faostat/en/#data/FO; see also Enviva, Seeing the Forest: Sustainable Wood Bioenergy in the Southeast United States 9 (2020). 3. Our Responsible Sourcing Policy outlines Enviva’s standards for forest stewardship in three critical areas: (1) at the tract level, with strict standards for forest sourcing; (2) throughout our supply chain, with provisions for verification, transparency, and reporting; and (3) in pledges for conservation leadership on landscape-level challenges and opportunities. It should be noted that in some jurisdictions, there is insufficient demand from local sawmills, or the paper and pulp industry, depending on cyclical dynamics or occasional mill closures/reductions in operating scale. 13 Supplemental Information

Page 8 1. Assumes 87%, 85%, 86%, 90% and 90% of projected 2024 - 2028 sold volumes, respectively, are produced (vs. procured). Contracted base volumes (in kMT) for 2024 - 2028 as of September 30, 2023 of 7,030, 7,884, 7,109, 5,390 and 5,192, respectively, assuming no deliveries to the Q4 2022 Customer and before any adjustments from volume flex options (with varying percentage adjustments) present in every customer contract. Assumes 2024 scheduled deliveries (as of the December 2023 ship schedule) of 6,362 kMT assuming no deliveries to the Q4 2022 Customer. Not adjusted for any events after such date, including new, terminated or amended contracts, adjustments to delivery dates / volumes, or ongoing customer contract negotiations. 2. Increases in assumed production during FY’24 driven by (i) Epes ramp-up and production starting in Q4’24 and (ii) modest improvement in utilization rate of existing plants. 3. Assumes restructuring costs are incurred during 1H’24. 4. Adjusted EBITDA is a non-GAAP measure. See page 10 for reconciliation. Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by net revenue. 5. Assumes no contributions from Restricted Cash from Epes & Bond Green Bond funds. Assumes Epes facility construction capex is concentrated in 1H’24 (prior to ramp-up) and in Q4’24 during ramp up. 6. Assumes that the construction of Bond is suspended with no spend beyond 2024. The Company has announced plans to pause development of the Bond facility and intends to revisit restarting development, depending on the level of customer contracting, once it emerges from its in-court restructuring process. 7. Excludes restricted cash related to Epes and Bond facility construction funds of approximately $56 million and $70 million, respectively, as of December 31, 2023. As of March 8, 2024, restricted cash related to the Epes and Bond facility construction funds was approximately $52 million and $71 million, respectively. Decrease in unrestricted cash since September 30, 2023 through March 3, 2024 primarily driven by operating cash flow (of approximately negative $60 million), capex (of approximately $120 million), debt service (of approximately $30 million), and restructuring costs (of approximately $70 million). 8. Contracts include, as of October 1, 2023, (i) European contracts with a weighted-average remaining term of approximately 8 years and backlog of approximately $8.2 billion and (ii) Japanese contracts with a weighted-average remaining term of approximately 16 years and backlog of approximately $13.4 billion. As of October 1, 2023, approximately 20% of contracts have variable escalators and the remaining contracts either have fixed price escalators or are based on set price schedules with neither fixed escalators nor variable indices. All contracts have volume flex options (majority of contracts have volume flex options at the seller’s option), and approximately 99% of 2024 contracted volume is CIF/CFR (versus FOB). Not adjusted for any events after such date, including new, terminated or amended contracts, adjustments to delivery dates / volumes, or ongoing customer contract negotiations. 9. The majority of Enviva’s trade contracts are at Enviva Inc., Enviva Holdings, LP and Enviva, LP with certain exceptions. Enviva, LP and Enviva Pellets Waycross, LLC are counterparties to the contracts associated with the Q4 2022 Transactions. 10. The estimated impacts resulting from customer contract renegotiations are based, in part, on information from ongoing and active negotiations, and are therefore subject to material change until definitive agreements are finalized. 11. The Status Quo Financial Projections were prepared as of January 2024 and assumed a production ramp-up date for Epes in October 2024. The Company has since experienced delays in contract execution, along with associated cost increases, that have increased the overall Epes project cost estimate by approximately $10 million. The Company currently estimates that each month of delay in the construction of the Epes plant would result in approximately $2-4 million of additional construction costs to complete the project. Separately, for each month of delay in the expected production start date for Epes relative to the assumptions in the Status Quo Financial Projections, the Company currently estimates a negative impact to FY 2025 EBITDA of approximately $4-5 million relative to the Status Quo Financial Projections. The Company currently expects a production ramp-up date for Epes in the first half of 2025. 14 Supplemental Information (cont’d)

Page 9 1. DAP Cost estimates include the impact from the ramp-up of the Epes facility. Excluding Epes, DAP Cost estimates for 2024 - 2028 are approximately $149 / MT, $149 / MT, $151 / MT, $153 / MT and $156 / MT, respectively. The change in expected DAP costs versus prior assumptions is primarily due to lower fixed cost absorption as a result of changes in production assumptions. 2. Based on 10-year CAGR from industry benchmarking for pine and hardwood. Page 10 1. Net loss not adjusted for any events after September 30, 2023, including new, terminated or amended contracts, adjustments to delivery dates / volumes, or ongoing customer contract negotiations. 2. Excludes any impact from ongoing customer contract renegotiations. 15 Supplemental Information (cont’d)